As filed with the Securities and Exchange Commission on February 24, 2015
Registration No. 333-70295

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________
CAMDEN PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-6088377 (I.R.S. Employer Identification No.)
11 Greenway Plaza, Suite 2400
Houston, Texas 77046
(713) 354-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________
Richard J. Campo
Chairman of the Board and Chief Executive Officer
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, Texas 77046
(713) 354-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Approximate date of commencement of proposed sale to the public: The offering to which this Registration Statement relates has terminated.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-70295), originally filed with the Securities and Exchange Commission on January 8, 1999 (collectively, including all amendments and exhibits thereto, the “Registration Statement”). The Registration Statement registered resales from time to time of 672,490 common shares of beneficial interest, par value $0.01 per share, of Camden Property Trust (the “Company”) issued upon the redemption of units of limited liability company interest in Oasis Martinique, LLC. All such units have been redeemed, and no such units are outstanding and the Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of February, 2015.
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President-Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Campo	Chairman of the Board of Trust Managers and Chief	February 24, 2015
Richard J. Campo	Executive Officer (Principal Executive Officer)

/s/ D. Keith Oden	President and Trust Manager	February 24, 2015
D. Keith Oden

/s/ Alexander J. Jessett	Executive Vice President-Finance, Chief Financial	February 24, 2015
Alexander J. Jessett	Officer and Treasurer (Principal Financial Officer)

/s/ Michael P. Gallagher	Senior Vice President-Chief Accounting Officer	February 24, 2015
Michael P. Gallagher	(Principal Accounting Officer)

/s/ Scott S. Ingraham	Trust Manager	February 24, 2015
Scott S. Ingraham

/s/ Lewis A. Levey	Trust Manager	February 24, 2015
Lewis A. Levey

/s/ William B. McGuire, Jr.	Trust Manager	February 24, 2015
William B. McGuire, Jr.

/s/ F. Gardner Parker	Trust Manager	February 24, 2015
F. Gardner Parker

/s/ William B. Paulsen	Trust Manager	February 24, 2015
William B. Paulsen

/s/ Frances Aldrich Sevilla-Sacasa	Trust Manager	February 24, 2015
Frances Aldrich Sevilla-Sacasa

/s/ Steven A. Webster	Trust Manager	February 24, 2015
Steven A. Webster

/s/ Kelvin R. Westbrook	Trust Manager	February 24, 2015
Kelvin R. Westbrook